
Sphere 3D Corporation
(Ontario)
100%
100%
100%
Sphere 3D Inc.
(Canada)
V3 Systems Holdings, Inc.
(Delaware)
S3D Acquisition Company
(California)
100%
Frostcat Technologies Inc.
(Ontario)